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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of Lexi International, Inc. as of September 30, 1996, 1995 and 1994, and for the fiscal years then ended, and the reference to our report on the consolidated financial statements of Lexi International, Inc. as of December 31, 1996, and for the six weeks then ended (not included herein), and to all references to our Firm included in or made a part of this registration statement.

                                                 /s/ ARTHUR ANDERSEN LLP

Los Angeles, California
May 27, 1998